EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
            NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS
                       FOR NINE MONTHS ENDED SEPTEMBER 30
                                   (UNAUDITED)

(Dollars in millions)

                                                            2000          1999
                                                            ----          ----

Income before income taxes (1)                            $ 7,711        $ 8,697

Add: Fixed charges, excluding
   capitalized interest                                     1,379          1,448
                                                          -------        -------

Income as adjusted before income taxes                    $ 9,090        $10,145
                                                          =======        =======

Fixed charges:
   Interest expense                                       $ 1,050        $ 1,098
   Capitalized interest                                        23             23
   Portion of rental expense representative of
     interest                                                 329            350
                                                          -------        -------

Total fixed charges                                       $ 1,402        $ 1,471
                                                          =======        =======

Preferred stock dividends (2)                                  21             23
                                                          -------        -------

Combined fixed charges and preferred stock
   dividends                                              $ 1,423        $ 1,494
                                                          =======        =======

Ratio of net income to fixed charges                         6.48           6.90

Ratio of net income to combined fixed charges
and preferred stock dividends                                6.39           6.79

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $15 million for the first nine months of 2000 and 1999, or $21 million and $23 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the nine months ended September 30, 2000 and 1999.

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                    Hardware Segments

                                                         Personal      Enterprise        Global
(Dollars in millions)                  Technology        Systems         Systems        Services
-------------------------------------------------------------------------------------------------
Quarter Ended September 30, 2000:

External revenue                         $ 2,632         $ 4,395         $ 2,358         $ 8,230
Internal revenue                             675              24             133             654
                                         -------         -------         -------         -------
Total revenue                            $ 3,307         $ 4,419         $ 2,491         $ 8,884
                                         =======         =======         =======         =======
Pre-tax income (loss)                    $   185         $    65         $   293         $ 1,147
                                         =======         =======         =======         =======

Revenue year-to-year change                 (2.8)%          11.9%           (6.6)%           3.5%
Pre-tax income year-to-year change         (41.6)%         641.7%           (1.7)%          (2.4)%
Pre-tax income margin                        5.6%            1.5%           11.8%           12.9%

Quarter Ended September 30, 1999:

External revenue                         $ 2,515         $ 3,937         $ 2,536         $ 7,898
Internal  revenue                            887              12             132             688
                                         -------         -------         -------         -------
Total revenue                            $ 3,402         $ 3,949         $ 2,668         $ 8,586
                                         =======         =======         =======         =======
Pre-tax income (loss)                    $   317         $   (12)        $   298         $ 1,175
                                         =======         =======         =======         =======

Pre-tax income margin                        9.3%           (0.3)%          11.2%           13.7%

Reconciliations to IBM as Reported:

                                                Quarter Ended         Quarter Ended
(Dollars in millions)                         September 30, 2000    September 30, 1999
                                              ------------------    ------------------
Revenue:
Total reportable segments                          $ 23,601              $ 23,160
Eliminations/other                                   (1,820)               (2,016)
                                                   --------              --------
  Total IBM Consolidated                           $ 21,781              $ 21,144
                                                   ========              ========

Pretax income:
Total reportable segments                          $  2,444              $  2,516
Sale of the IBM Global Network                            0                   586
Third quarter actions                                     0                  (385)
Eliminations/other                                      360                   (88)
                                                   --------              --------
  Total IBM Consolidated                           $  2,804              $  2,629
                                                   ========              ========

                                                                   Global            Enterprise           Total
(Dollars in million)                         Software            Financing         Investments          Segments
-----------------------------------------------------------------------------------------------------------------
Quarter Ended September 30, 2000:

External revenue                             $   2,918            $    868           $    277            $ 21,678
Internal revenue                                   211                 225                  1               1,923
                                             ---------            --------           --------            --------
Total revenue                                $   3,129            $  1,093           $    278            $ 23,601
                                             =========            ========           ========            ========
Pre-tax income (loss)                        $     515            $    294           $    (55)           $  2,444
                                             =========            ========           ========            ========

Revenue year-to-year change                       (1.5)%              11.5%             (30.0)%               1.9%
Pre-tax income year-to-year change               (23.0)%              10.1%              72.2%               (2.9)%
Pre-tax income margin                             16.5%               26.9%             (19.8)%              10.4%

Quarter Ended September 30, 1999:


External revenue                             $   3,010            $    786           $    393            $ 21,075
Internal  revenue                                  168                 194                  4               2,085
                                             ---------            --------           --------            --------
Total revenue                                $   3,178            $    980           $    397            $ 23,160
                                             =========            ========           ========            ========
Pre-tax income (loss)                        $     669            $    267           $   (198)           $  2,516
                                             =========            ========           ========            ========

Pre-tax income margin                             21.1%               27.2%             (49.9)%              10.9%

                               SEGMENT INFORMATION
                                   (UNAUDITED)


                                                         Hardware Segments

                                                             Personal        Enterprise         Global
(Dollars in millions)                      Technology         Systems          Systems         Services
--------------------------------------------------------------------------------------------------------
Nine Months Ended September 30, 2000:

External revenue                            $  7,028         $ 11,570         $  7,548         $ 23,966
Internal revenue                               2,178               55              458            1,849
                                            --------         --------         --------         --------
Total revenue                               $  9,206         $ 11,625         $  8,006         $ 25,815
                                            ========         ========         ========         ========
Pre-tax income (loss)                       $    431         $   (182)        $  1,180         $  3,214
                                            ========         ========         ========         ========

Revenue year-to-year change                     (6.4)%           (1.7)%           (8.6)%            1.5%
Pre-tax income year-to-year change               6.4%            (9.0)%          (18.1)%           (0.7)%
Pre-tax income margin                            4.7%            (1.6)%           14.7%            12.5%

Nine Months Ended September 30, 1999:

External revenue                            $  7,072         $ 11,799         $  8,343         $ 23,436
Internal  revenue                              2,767               26              417            1,985
                                            --------         --------         --------         --------
Total revenue                               $  9,839         $ 11,825         $  8,760         $ 25,421
                                            ========         ========         ========         ========
Pre-tax income (loss)                       $    405         $   (167)        $  1,440         $  3,236
                                            ========         ========         ========         ========

Pre-tax income margin                            4.1%            (1.4)%           16.4%            12.7%

Reconciliations to IBM as Reported:

                                                Nine Months Ended     Nine Months Ended
(Dollars in millions)                          September 30, 2000    September 30, 1999
                                               ------------------    ------------------
Revenue:
Total reportable segments                           $ 68,436             $ 69,546
Eliminations/other                                    (5,656)              (6,180)
                                                    --------             --------
Total IBM Consolidated                              $ 62,780             $ 63,366
                                                    ========             ========

Pretax income:
Total reportable segments                           $  7,153             $  7,278
Sale of the IBM Global Network                             0                4,016
Second and third quarter actions                           0               (2,205)
Eliminations/other                                       594                 (317)
                                                    --------             --------
Total IBM Consolidated                              $  7,747             $  8,772
                                                    ========             ========

                                                               Global            Enterprise            Total
(Dollars in millions)                      Software           Financing          Investments          Segments
---------------------------------------------------------------------------------------------------------------
Nine Months Ended September 30, 2000:

External revenue                           $   9,027            $  2,525           $    939            $ 62,603
Internal revenue                                 595                 695                  3               5,833
                                           ---------            --------           --------            --------
Total revenue                              $   9,622            $  3,220           $    942            $ 68,436
                                           =========            ========           ========            ========
Pre-tax income (loss)                      $   1,832            $    888           $   (210)           $  7,153
                                           =========            ========           ========            ========

Revenue year-to-year change                      0.1%               12.1%             (22.2)%              (1.6)%
Pre-tax income year-to-year change             (14.0)%              15.5%              60.8%               (1.7)%
Pre-tax income margin                           19.0%               27.6%             (22.3)%              10.5%

Nine Months Ended September 30, 1999:

External revenue                           $   9,056            $  2,274           $  1,193            $ 63,173
Internal  revenue                                561                 599                 18               6,373
                                           ---------            --------           --------            --------
Total revenue                              $   9,617            $  2,873           $  1,211            $ 69,546
                                           =========            ========           ========            ========
Pre-tax income (loss)                      $   2,131            $    769           $   (536)           $  7,278
                                           =========            ========           ========            ========

Pre-tax income margin                           22.2%               26.8%             (44.3)%              10.5%